iLink Telecom, Inc.
               Suite 1170, 666 Burrard St., Vancouver, BC, V6C 2X8
                   Telephone (604) 717-1110 Fax (604) 717-1109

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April 1, 1999

Attention: Thor Communications Ltd.

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Re:  Joint-Venture  with iLink Telecom Inc. for Trinidad & Tobago  digital phone license
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Dear Sirs:

     This letter is to be considered a formal undertaking that iLink Telecom Inc. and Thor Communications Ltd. of Trinidad and Tobago are entering into a joint venture to secure the rights and a license to provide digital mobile telecommunications for the Republic of Trinidad and Tobago. For the purposes of the RFP and the application for a license, Thor Communications Ltd. will own 51% of iLink Telecom Inc. (Trinidad) and iLink Telecom Inc. (BVI) will own 49% of the Trinidad entity.

     Both organizations have hired Industar Digital PCS of Milwaukee to prepare the RFP for submission to the telecommunications authorities. The costs of the consulting contract will be pro-rated between both parties. Each party is also responsible for their expenses incurred in the preparation of the proposal.

     Once the license had been awarded by the Telecommunications Ministry, the board of iLink Telecom Inc. will be responsible for the hiring of an operational entity to install and run the infrastructure that will be the digital mobile phone network. It is understood that all invested capital will be serviced and paid in full before the Trinidad entity receives a dividend from the profits of the organization.

     Until a formal dissolution is implemented by both parties, this joint venture is to last the duration of the licensing process. If the licensing process proves unsuccessful, this joint-venture shall be dissolved when other parties are awarded the licenses.




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Thor Communications Ltd.                               iLink Telecom Inc.
                                                       Amar Bahadoorsingh
                                                       President & CEO